Exhibit 99.2

EMPLOYMENT AGREEMENT

AGREEMENT made as of the 8th day of August, 2007 by and between, Atlas Mining Company, an Idaho corporation with its principal offices at 630 W. Mullan Ave., Osburn, Idaho 83849,  (the "Company"), and Barbara Suveg, whose address is 622 North 17th Street, Coeur d’Alene, Idaho, 83814 (the "Executive").

W I T N E S E T H:

WHEREAS, the Company desires to obtain the benefit of the services of Executive, and Executive desires to render such services, on the terms and conditions hereinafter set forth:

NOW, THEREFORE, the parties hereto, in consideration of the premises and mutual covenants herein contained, hereby agree as follows:

Upon the execution of this Agreement, all prior employment agreements, whether written or oral, between Executive and the Company are terminated and have no further force or effect.

1.
Subject to the terms and conditions hereinafter set forth, the Company hereby employs the Executive, and the Executive hereby agrees to and enters into the employ of the Company, or of any parent, subsidiary, or affiliate of the Company as the Company shall from time to time select, for an employment term commencing as of the 8th day of July, 2007 and continuing for a period of three (3) years from such date (the "Term of Employment").  At the end of the Term of Employment, this Agreement shall automatically be renewed for additional one-year periods (“Extended Term of Employment”), unless either party provides at least 120 days written notice of its decision to terminate this Agreement.

2.
During the Term of Employment, the Executive shall devote such time, effort and attention to the business and affairs of the Company as Chief Financial Officer, as the Executive and the Board of Directors shall mutually agree.

3.
For all services to be rendered by the Executive in any capacity during the Term of Employment and any Extended Term of Employment, including, without limitation, services as an executive, officer, director or member of a committee of the Company or its subsidiaries, divisions, and affiliates, the Executive shall be paid an annual base salary of one hundred, sixty-eight thousand and no /100 dollars ($168,000.00).

(a).                 Such salary will be earned and paid in regular installments in accordance with the Company’s usual payment practices, but not less frequently than semi-monthly.  Such payments will be subject to such deductions by the Company as the Company is from time to time required to make pursuant to law, government regulations, or order, or by agreement with or consent of Executive.  The Company’s Board of Directors shall review Executive’s annual base salary at least annually and may increase (but not decrease) the Executive’s annual base salary in its sole discretion.  Once increased, such base salary shall not be decreased, and shall thereafter be treated as her base salary hereunder.

(b).                 Executive and her family members shall be entitled to participate in all group life insurance, medical and hospitalization plans and pension and profit sharing plans as are presently offered by the Company or which may hereafter during the Term of Employment be offered by the Company generally to its operating executives.

(c).                 Executive shall be entitled to vacation in accordance with Company policy for executive employees.

(d).        Executive shall be eligible to receive an annual bonus of up to 50% of Executive’s base salary.

4.	In addition to the foregoing salary, the Company hereby grants the Executive:

4.1 an option to purchase up to 250,000 shares of the Company’s common stock at an option exercise price equal to the closing price of the Company’s common stock on the date of this Agreement (August 8, 2007), and may be exercised as follows:

(a) 100,000 shares shall vest and become exercisable as of August 8, 2007;

(b) 100,000 shares shall vest and become exercisable on August 8, 2008, and;

(c) 50,000 shares shall vest and become exercisable on August 8, 2009.

The Board may elect to include these options into a formal option plan in the future.

5.
The Executive shall be entitled to reimbursement by the Company for reasonable expenses actually incurred by her on its behalf in the course of her employment by the Company, upon the presentation by the Executive, from time to time, of an itemized account of such expenditures, together with said vouchers and other receipts as the Company may require.

6.	The Company will maintain a key man life insurance policy on the Executive of which the beneficiary rights will be to the Company.

7.
The rights of the Executive or any other person to the payment of compensation or other benefits under this Agreement shall not be assigned, transferred, anticipated, conveyed, pledged, or encumbered except by will or the laws of descent and distribution; nor shall any such right or interest be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable, or other process for payment of debts, judgments, alimony, or separate maintenance, or reached or transferred by operation of law in the event of bankruptcy, insolvency, or otherwise.

8.
In the event of theft or fraud against the Company by Executive, the Board of Directors may at it discretion immediately terminate this Agreement.  In the case of theft or fraud against the Company by Executive, any and all unexercised stock options and Shares shall expire upon termination of this Agreement and the Board of Directors may determine if any severance pay or additional benefits will be extended to Executive.  In the event of termination of this Agreement for any reason, other than for theft or fraud against the Company by the Executive, the Executive shall be entitled to severance compensation and benefits as provided below.

a.	The Executive shall be entitled to immediate severance compensation equal to two (2) years of Executive’s base salary.

b.
The Executive will be eligible to continue to participate in the employee health insurance plans (to the extent permissible therein) for a period of two (2) years from the date of termination of this Agreement.  Cost of such participation for the Executive and eligible dependents shall be born by the Company.  The Executive will have the option to continue this coverage for an additional six months or as the law will allow by paying the full monthly premiums.

c.
The Company shall vest all unvested equity, meaning Shares or other restricted stock, restricted stock units, stock options or other equity.  The Executive shall have the right to exercise any stock warrants or options granted prior to termination of this Agreement for a period of 24 months from the date of termination of this Agreement.

The Company shall tender all payments in lump sum and vest all equity as stated in this section within 15 days of the date of termination of this Agreement.

9.
Automatically, upon a Change of Control the Company shall pay to Executive two (2) times Executive’s annual base salary.  The Company shall also automatically vest any and all unvested equity, meaning Shares or other restricted stock, restricted stock units, stock options or other equity.  Executive shall have 24 months from the date of the Change of Control to exercise any stock options.  The Company shall tender all payments in lump sum and vest all equity as stated in this paragraph within 15 days of the closing date of the Change of Control.

“Change of Control” shall mean:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then-outstanding shares of common stock of Atlas Mining Company (the “Outstanding Company Common Stock”) or (b) the combined voting power of the then-outstanding voting securities of Atlas Mining Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section (I)(A), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from Atlas Mining Company other than an acquisition by virtue of exercise of a conversion privilege, unless the security being so converted was itself acquired directly from Atlas Mining Company, (x) any acquisition by the Atlas Mining Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Atlas Mining Company or any Affiliated Company or (z) any acquisition by any corporation pursuant to a transaction that complies with clauses (a), (b) and (c) of paragraph (ii) below; or

(ii)
consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Atlas Mining Company or the acquisition of assets or stock of another entity by the Atlas Mining Company (each, a “Business Combination”), in each case unless, following such Business Combination, (a) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Atlas Mining Company, providing for such Business Combination; or

(iii)	a sale or disposition of all or substantially all of the operating assets of the Company to an unrelated party; or

(iv)                  approval by the shareholders of the Company of a complete liquidation or dissolution of the Company

10.
Nothing contained herein shall in any way affect or interfere with the Executive’s rights or privileges under any qualified deferred compensation, retirement, pension, profit sharing, bonus, insurance, hospitalization, or other employee benefit plan, program or arrangement, now in effect or hereafter adopted, in which the Executive is entitled to share or participate as an employee of the Company.

11.
The Company makes no representations, guaranty, warranty, or other assurance of any kind to the Executive or any other person regarding the federal, state or local tax consequences of this Agreement or any payments hereunder, and the Company does not agree to indemnify the Executive or any other person for any federal, state or local taxes of any kind with respect to payments hereunder, except as provided in paragraph 11 of this Agreement

12.	This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Executive and her heirs, executors, administrators and legal representatives.

13.
The Executive will not, at any time during the Term of Employment, or for a period of one year after the termination of this Agreement, directly or indirectly disclose or furnish to any other person, firm, or corporation any non-public information relating to the Company or its parent, subsidiaries, or affiliates with respect to technology of the Company’s products, methods of obtaining business, advertising products, customers or suppliers, or any confidential or proprietary information acquired by the Executive during the course of her employment by the Company or its parent, subsidiaries, or affiliates.

14.
This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter set forth herein and supersedes any prior oral and/or written agreements, understandings, negotiations, or discussions of the parties.  There are no warranties, representations or agreements between the parties in connection with the subject matter hereof, except as set forth or referred to herein.  No supplement, modification, waiver, or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.  Waiver of any of the provisions of this Agreement shall not constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise specifically provided.

15.
The failure of either party at any time to require performance by the other of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by either party of the breach of any provision hereof be taken or be held to be a waiver of the provision itself.

16.
Any notice or other communication required or permitted to be given under or in connection with this Agreement shall be in writing, delivered in person or by public telegram, or by mailing same, certified or registered mail, postage prepaid, in an envelope addressed to the party to whom notice is to be given, at the address given at the beginning of this Agreement, and shall be effective upon receipt thereof.  Each party shall be entitled to specify a different address by giving notice as aforesaid to the other party.

17.
The invalidity or unenforceability of any paragraph, term, or provision hereof shall in no way affect the validity or enforceability of the remaining paragraphs, terms, or provisions hereof.  In addition, in any such event, the parties agree that it is their intention and agreement that any such paragraph, term or provision which is held or determined to be unenforceable as written shall nonetheless be in force and binding to the fullest extent permitted by law as though such paragraph, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstance.  Without limiting the foregoing, with respect to any restrictive covenant contained herein, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nevertheless shall be enforced for such shorter duration, or with such narrower scope, as will render it enforceable.

18.
All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, transferees, successors, and assigns.

19.                 This Agreement shall be governed and construed under the laws of the State of Idaho.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into as of the date and year hereinabove first set forth.

For Atlas Mining Company:	/s/	Robert L. Dumont
Robert L. Dumont
Chief Executive Officer and President

Executive:	/s/	Barbara S. Suveg
Barbara S. Suveg